UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

December 8, 2006

CYOP SYSTEMS INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	0-32355	98-0222927
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Golden Cross House, 8 Duncannon Street, Strand, London, UK	WC2N 4JF
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(310) 691-2585

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

ITEM 5.02. DEPARTURE OF PRINCIPAL OFFICERS.

The Company announces the resignation of Mr. Canon Bryan as Chief Financial Officer, Principal Financial Officer, Chairman of the Audit Committee, Corporate Secretary and Treasurer of CYOP Systems International Inc and all its subsidiaries. Mr. Bryan did not resign as a result of any disagreement relating to our operations, policies or practices. We have included a letter from Mr. Bryan confirming his resignations as an exhibit to this form 8-K.

No replacement has yet been made for Mr. Bryan at this time.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibit No. Description.

EXHIBIT	DESCRIPTION	LOCATION
Exhibit 1	Letter of resignation dated May 18, 2007	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2007	CYOP SYSTEMS INTERNATIONAL INC

	By:	/s/ Canon Bryan
Name: Canon Bryan
Title: Chief Financial Officer, Secretary